EXHIBIT 21.1
LIST OF SUBSIDIARIES OF PRIMO WATER CORPORATION

	Name of Subsidiary	Jurisdiction of Incorporation or Organization	Direct or Indirect Percentage of Ownership
1	Aimia Foods EBT Company Limited	United Kingdom	100%
2	Aimia Foods Group Limited	United Kingdom	100%
3	Aimia Foods Holdings Limited	United Kingdom	100%
4	Aimia Foods Limited	United Kingdom	100%
5	Aquaterra Corporation	Canada	100%
6	Café Espresso Italia Ltd	Israel	100%
7	Carbon Netherlands B.V.	Netherlands	100%
8	Chateau d'Eau SAS	France	100%
9	Chateaud’eau Sarl	France	100%
10	Clearwater Kereskedelmi és Szolgáltató Korlátolt Felelősségű Társaság	Hungary	100%
11	Cott (Barbados) IBC Ltd.	Barbados	100%
12	Cott Beverages Netherlands B.V.	Netherlands	100%
13	Cott Cayman	Cayman Islands	100%
14	Cott Europe Trading Limited	United Kingdom	100%
15	Cott Limited	United Kingdom	100%
16	Cott Retail Brands Limited	United Kingdom	100%
17	Cott Switzerland GmbH	Switzerland	100%
18	Cott Ventures UK Limited	United Kingdom	100%
19	Decantae Mineral Water Limited	United Kingdom	100%
20	Dispensing Coffee Club (IAI-2003) Ltd	Israel	100%
21	DS Services of America, Inc.	Delaware	100%
22	Eden Centro Especial De Empleo S.L.U.	Spain	100%
23	Eden Springs (Denmark) AS	Denmark	100%
24	Eden Springs (Deutschland) GmbH	Germany	100%
25	Eden Springs (Europe) S.A.	Switzerland	100%
26	Eden Springs (Norway) AS	Norway	100%
27	Eden Springs (Sweden) AB	Sweden	100%
28	Eden Springs (Switzerland) SA	Switzerland	100%
29	Eden Springs Espana S.A.U	Spain	100%
30	Eden Springs Estonia OÜ	Estonia	100%
31	Eden Springs Hellas SA	Greece	99.995%
32	Eden Springs i Porla Brunn AB	Sweden	100%
33	Eden Springs International S.A.	Switzerland	100%
34	Eden Springs Latvia SIA	Latvia	100%
35	Eden Springs Limited Liability Company	Russia	100%
36	Eden Springs Nederland B.V.	Netherlands	100%
37	Eden Springs OY Finland	Finland	100%
38	Eden Springs Portugal S.A.	Portugal	100%
39	Eden Springs Scandinavia AB	Sweden	100%

40	Eden Springs sp. z o.o.	Poland	100%
41	Eden Springs UK Limited	United Kingdom	100%
42	Eden Water and Coffee Deutschland GmbH	Germany	100%
43	Entrepure Industries LLC	Colorado	100%
44	Fonthill Waters Limited	United Kingdom	100%
45	Garraways Ltd	United Kingdom	100%
46	GW Services, LLC	California	100%
47	Hydropure Distribution Ltd	United Kingdom	100%
48	John Farrer & Company (Kendal) Limited	United Kingdom	100%
49	Kafevend Group Limited	United Kingdom	100%
50	Kafevend Holdings Limited	United Kingdom	100%
51	Mey Eden Ltd	Israel	100%
52	Nowa Woda Sp. Zo o.	Poland	100%
53	Old WCS (Bottlers) Limited	United Kingdom	100%
54	Pauza Coffee Services Ltd	Israel	100%
55	Primo Customer Care, LLC	Delaware	100%
56	Primo European Central Services SL	Spain	100%
57	Primo Ice, LLC	North Carolina	100%
58	Primo Products, LLC	North Carolina	100%
59	Primo Refill, LLC	North Carolina	100%
60	Primo Water Holdings Inc.	Delaware	100%
61	Primo Water Holdings UK Limited	United Kingdom	100%
62	Pure Choice Watercoolers Ltd	United Kingdom	100%
63	SEMD, Société des eaux minérales de Dorénaz SA	Switzerland	100%
64	SIA << OCS Services >>	Latvia	100%
65	Stockpack Limited	United Kingdom	100%
66	Tea UK Limited	United Kingdom	100%
67	The Interesting Drinks Company Limited	United Kingdom	100%
68	The Shakespeare Coffee Company Ltd	United Kingdom	100%
69	Total Water Solutions Limited	United Kingdom	100%
70	TWS Bidco 1 Limited	United Kingdom	100%
71	UAB Eden Springs Lietuva	Lithuania	100%
72	Valspar Investments Limited	United Kingdom	100%
73	Water Coolers (Scotland) Limited	United Kingdom	100%